HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations investorrelations@hp.com	EXHIBIT 99.1

News Release
HP Inc. Reports Fiscal 2017 Full-Year and Fourth Quarter Results

PALO ALTO, CA – (GlobeNewswire) – November 21, 2017 – HP (NYSE: HPQ)
●	Fiscal 2017 GAAP diluted net earnings per share from continuing operations of $1.48, within the previously provided outlook of $1.46 to $1.50 per share
●	Fiscal 2017 non-GAAP diluted net earnings per share of $1.65, within the previously provided outlook of $1.63 to $1.66 per share
●	Fiscal 2017 net revenue of $52.1 billion, up 8% (up 9% in constant currency) from the prior-year period
●	Fiscal 2017 net cash provided by operating activities of $3.7 billion
●	Fiscal 2017 returned $2.3 billion to shareholders in the form of share repurchases and dividends
●	Fourth quarter GAAP diluted net earnings per share from continuing operations of $0.39, within the previously provided outlook of $0.37 to $0.41 per share
●	Fourth quarter non-GAAP diluted net earnings per share of $0.44, within the previously provided outlook of $0.42 to $0.45 per share
●	Fourth quarter net revenue of $13.9 billion, up 11% (up 12% in constant currency) from the prior-year period
●	Fourth quarter net cash provided by operating activities of $0.7 billion
●	Fourth quarter returned $722 million to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2017 full-year and fourth quarter financial performance
	FY17	FY16	Y/Y	Q4 FY17	Q4 FY16	Y/Y
GAAP net revenue ($B)	$52.1	$48.2	8%	$13.9	$12.5	11%
GAAP operating margin from continuing operations	6.8%	7.4%	(0.6) pts	6.4%	5.3%	1.1 pts
GAAP net earnings from continuing operations ($B)	$2.5	$2.7	(5)%	$0.7	$0.5	29%
GAAP diluted net earnings per share from continuing operations	$1.48	$1.53	(3)%	$0.39	$0.30	30%
Non-GAAP operating margin	7.4%	7.9%	(0.5) pts	7.3%	7.0%	0.3 pts
Non-GAAP net earnings ($B)	$2.8	$2.8	1%	$0.7	$0.6	22%
Non-GAAP diluted net earnings per share	$1.65	$1.60	3%	$0.44	$0.36	22%
Net cash provided by operating activities ($B)	$3.7	$3.3	13%	$0.7	$0.7	(3)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. (“HP”) announced fiscal 2017 net revenue of $52.1 billion, up 8% as reported and up 9% in constant currency from the prior-year period.

Fiscal 2017 GAAP diluted net earnings per share (“EPS”) from continuing operations was $1.48, down from $1.53 in the prior-year period and within the previously provided outlook of $1.46 to $1.50. Fiscal 2017 non-GAAP diluted net EPS was $1.65, up from $1.60 in the prior-year period and within the previously provided outlook of $1.63 to $1.66. Fiscal 2017 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $289 million, or $0.17 per share, related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges) and net tax indemnification amounts.

Fourth quarter net revenue was $13.9 billion, up 11% (up 12% in constant currency) from the prior-year period.

Fourth quarter GAAP diluted net EPS from continuing operations was $0.39, up from $0.30 in the prior-year period and within the previously provided outlook of $0.37 to $0.41. Fourth quarter non-GAAP diluted net EPS was $0.44, up from $0.36 in the prior-year period and within the previously provided outlook of $0.42 to $0.45. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $89 million, or $0.05 per share, related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges) and net tax indemnification amounts.

“Our results demonstrate that HP is strong and getting stronger” said Dion Weisler, President and CEO, HP Inc. “We posted top-line growth across both Personal Systems and Print, with broad-based, double-digit growth in all three regions, while also growing operating profit and non-GAAP EPS year-over-year.”

Asset management
HP’s net cash provided by operating activities in the fourth quarter was $0.7 billion. Accounts receivable ended the quarter at $4.4 billion, flat quarter over quarter at 29 days. Inventory ended the quarter at $5.8 billion, up 2 days quarter over quarter to 46 days. Accounts payable ended the quarter at $13.3 billion, down 3 days quarter over quarter to 105 days.

HP’s dividend payment of $0.1327 per share in the fourth quarter resulted in cash usage of $0.2 billion. HP also utilized $0.5 billion of cash during the quarter to repurchase approximately 24.4 million shares of common stock in the open market. HP exited the quarter with $8.1 billion in gross cash, which includes cash and cash equivalents and short-term investments of $1.1 billion included in other current assets.

HP generated $3.7 billion in net cash provided by operating activities and $3.3 billion of free cash flow in fiscal 2017. Free cash flow includes net cash provided by operating activities and net investments in property, plant and equipment of $0.4 billion. HP utilized approximately $1.4 billion of cash during fiscal 2017 to repurchase approximately 80 million shares of common stock in the open market. When combined with the almost $0.9 billion of cash used to pay dividends in fiscal 2017, HP returned 69% of its free cash flow to shareholders in fiscal 2017.

Fiscal 2017 fourth quarter segment results

•
Personal Systems net revenue was up 13% year over year (up 14% in constant currency) with a 3.8% operating margin. Commercial net revenue increased 11% and Consumer net revenue increased 18%. Total units were up 6% with Notebooks units up 8% and Desktops units up 2%.

•
Printing net revenue was up 7% year over year (up 7% in constant currency) with a 16.6% operating margin. Total hardware units were up 3% with Commercial hardware units flat and Consumer hardware units up 3%. Supplies net revenue was up 10% (up 11% in constant currency).

Outlook
For the fiscal 2018 first quarter, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $0.38 to $0.42 and non-GAAP diluted net EPS to be in the range of $0.40 to $0.43. Fiscal 2018 first quarter non-GAAP diluted net EPS estimates exclude $0.01 to $0.02 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), net tax indemnifications, net valuation allowances and discontinued operations.

For fiscal 2018, HP raises estimates for GAAP diluted net EPS from continuing operations to be in the range of $1.70 to $1.80 and non-GAAP diluted net EPS to be in the range of $1.75 to $1.85. Fiscal 2018 non-GAAP diluted net EPS estimates exclude $0.05 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), net tax indemnifications, net valuation allowances and discontinued operations.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at www.hp.com/investor/home.

HP's FY17 Q4 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2017Q4Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit from continuing operations, operating margin from continuing operations, net earnings from continuing operations, diluted net EPS from continuing operations or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net EPS, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of the restructuring plans and any resulting cost savings, net revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2017	July 31, 2017	October 31, 2016
Net revenue	$13,927	$13,060	$12,512
Costs and expenses:
Cost of revenue	11,407	10,633	10,221
Research and development	291	289	318
Selling, general and administrative	1,176	1,096	1,075
Restructuring and other charges	113	46	49
Acquisition-related charges	49	40	7
Defined benefit plan settlement charges	1	1	179
Total costs and expenses	13,037	12,105	11,849

Earnings from continuing operations	890	955	663
Interest and other, net	(42)	(56)	347
Earnings from continuing operations before taxes	848	899	1,010
Provision for taxes	(188)	(203)	(497)
Net earnings from continuing operations	660	696	513
Net loss from discontinued operations	—	—	(21)
Net earnings	$660	$696	$492

Net earnings per share:
Basic
Continuing operations	$0.40	$0.41	$0.30
Discontinued operations	—	—	(0.01)
Total basic net earnings per share	$0.40	$0.41	$0.29
Diluted
Continuing operations	$0.39	$0.41	$0.30
Discontinued operations	—	—	(0.02)
Total diluted net earnings per share	$0.39	$0.41	$0.28

Cash dividends declared per share	$—	$0.26	$—

Weighted-average shares used to compute net earnings per share:
Basic	1,670	1,681	1,712
Diluted	1,687	1,695	1,729

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended Oct 31,
	2017	2016
Net revenue	$52,056	$48,238
Costs and expenses:
Cost of revenue	42,478	39,240
Research and development	1,190	1,209
Selling, general and administrative	4,376	3,833
Restructuring and other charges	362	205
Acquisition-related charges	125	7
Amortization of intangible assets	1	16
Defined benefit plan settlement charges	5	179
Total costs and expenses	48,537	44,689

Earnings from continuing operations	3,519	3,549
Interest and other, net	(243)	212
Earnings from continuing operations before taxes	3,276	3,761
Provision for taxes	(750)	(1,095)
Net earnings from continuing operations	2,526	2,666
Net loss from discontinued operations	—	(170)
Net earnings	$2,526	$2,496

Net earnings per share:
Basic
Continuing operations	$1.50	$1.54
Discontinued operations	—	(0.10)
Total basic net earnings per share	$1.50	$1.44
Diluted
Continuing operations	$1.48	$1.53
Discontinued operations	—	(0.10)
Total diluted net earnings per share	$1.48	$1.43

Cash dividends declared per share	$0.53	$0.50

Weighted-average shares used to compute net earnings per share:
Basic	1,688	1,730
Diluted	1,702	1,743

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended October 31, 2017	Diluted net earnings per share	Three months ended July 31, 2017	Diluted net earnings per share	Three months ended October 31, 2016	Diluted net earnings per share
GAAP net earnings from continuing operations	$660	$0.39	$696	$0.41	$513	$0.30
Non-GAAP adjustments:
Restructuring and other charges	113	0.06	46	0.03	49	0.03
Acquisition-related charges	49	0.03	40	0.02	7	—
Non-operating retirement-related credits	(34)	(0.02)	(34)	(0.02)	(28)	(0.02)
Defined benefit plan settlement charges	1	—	1	—	179	0.10
Tax indemnification credits	(23)	(0.01)	(10)	(0.01)	(435)	(0.25)
Adjustments for taxes	(17)	(0.01)	(4)	—	329	0.20
Non-GAAP net earnings	$749	$0.44	$735	$0.43	$614	$0.36

GAAP earnings from continuing operations	$890		$955		$663
Non-GAAP adjustments:
Restructuring and other charges	113		46		49
Acquisition-related charges	49		40		7
Non-operating retirement-related credits	(34)		(34)		(28)
Defined benefit plan settlement charges	1		1		179
Non-GAAP earnings	$1,019		$1,008		$870

GAAP operating margin from continuing operations	6%		7%		5%
Non-GAAP adjustments	1%		1%		2%
Non-GAAP operating margin	7%		8%		7%

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31, 2017	Diluted net earnings per share	Twelve months ended October 31, 2016	Diluted net earnings per share
GAAP net earnings from continuing operations	$2,526	$1.48	$2,666	$1.53
Non-GAAP adjustments:
Restructuring and other charges	362	0.21	205	0.12
Acquisition-related charges	125	0.07	7	—
Amortization of intangible assets	1	—	16	0.01
Non-operating retirement-related credits	(135)	(0.07)	(146)	(0.08)
Defined benefit plan settlement charges	5	—	179	0.10
Tax indemnification credits	(47)	(0.03)	(472)	(0.27)
Adjustments for taxes	(22)	(0.01)	332	0.19
Non-GAAP net earnings	$2,815	$1.65	$2,787	$1.60

GAAP earnings from continuing operations	$3,519		$3,549
Non-GAAP adjustments:
Restructuring and other charges	362		205
Acquisition-related charges	125		7
Amortization of intangible assets	1		16
Non-operating retirement-related credits	(135)		(146)
Defined benefit plan settlement charges	5		179
Non-GAAP earnings	$3,877		$3,810

GAAP operating margin from continuing operations	7%		7%
Non-GAAP adjustments	0%		1%
Non-GAAP operating margin	7%		8%

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	October 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,997	$6,288
Accounts receivable	4,414	4,114
Inventory	5,786	4,484
Other current assets	5,121	3,582
Total current assets	22,318	18,468
Property, plant and equipment	1,878	1,736
Goodwill	5,622	5,622
Other non-current assets(a)	3,095	3,161
Total assets	$32,913	$28,987

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$1,072	$78
Accounts payable	13,279	11,103
Employee compensation and benefits	894	759
Taxes on earnings	214	231
Deferred revenue	1,012	919
Other accrued liabilities	5,941	5,718
Total current liabilities	22,412	18,808
Long-term debt(a)	6,747	6,735
Other non-current liabilities	7,162	7,333
Stockholders' deficit	(3,408)	(3,889)
Total liabilities and stockholders' deficit	$32,913	$28,987

(a)
Pursuant to the adoption of Accounting Standard Update 2015-03 "Simplifying the Presentation of Debt Issuance Costs" in Q1 FY17, debt issuance costs has been reclassified from other non-current assets to long-term debt. The change has been adopted including prior comparative periods.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31
	2017	2016
Cash flows from operating activities:(a)
Net earnings	$660	$492
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	91	83
Stock-based compensation expense	55	42
Restructuring and other charges	113	49
Deferred taxes on earnings	(174)	(577)
Other, net	65	258
Changes in operating assets and liabilities:
Accounts receivable	(238)	(163)
Inventory	(615)	(542)
Accounts payable	423	690
Taxes on earnings	318	983
Restructuring and other	(78)	(43)
Other assets and liabilities	60	(568)
Net cash provided by operating activities	680	704
Cash flows from investing activities:
Investment in property, plant and equipment	(165)	(146)
Proceeds from sale of property, plant and equipment	—	6
Purchases of available-for-sale securities and other investments	(362)	(4)
Maturities and sales of available-for-sale securities and other investments	533	—
Payment made in connection with business acquisitions, net of cash acquired	—	(7)
Proceeds from business divestitures	—	315
Net cash provided by investing activities	6	164
Cash flows from financing activities:(a)
Short-term borrowings with original maturities less than 90 days, net	(844)	25
Proceeds from debt, net of issuance costs	887	—
Payment of debt	(22)	(30)
Net proceeds related to stock-based award activities	45	3
Repurchase of common stock	(501)	(2)
Cash dividends paid	(221)	(212)
Net cash used in financing activities	(656)	(216)
Increase in cash and cash equivalents	30	652
Cash and cash equivalents at beginning of period	6,967	5,636
Cash and cash equivalents at end of period	$6,997	$6,288

(a)
Pursuant to the adoption of Accounting Standard Update 2016-09 “Improvements to Employee Share-Based Payment Accounting” in Q1 FY17, excess income tax benefit from stock-based compensation expense is no longer separated from operating income tax cash flows and reported as financing activity. In addition, income taxes paid on shares withheld is now required to be presented as financing activity as opposed to operating activity. The change has been adopted including prior comparative periods.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Twelve months ended October 31,
	2017	2016
Cash flows from operating activities:(a)
Net earnings	$2,526	$2,496
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	354	332
Stock-based compensation expense	224	182
Restructuring and other charges	362	200
Deferred taxes on earnings	238	401
Other, net	134	(32)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(453)	565
Inventory	(1,346)	(291)
Accounts payable	2,161	928
Taxes on earnings	73	106
Restructuring and other	(233)	(157)
Other assets and liabilities	(363)	(1,478)
Net cash provided by operating activities	3,677	3,252
Cash flows from investing activities:
Investment in property, plant and equipment	(402)	(433)
Proceeds from sale of property, plant and equipment	69	6
Purchases of available-for-sale securities and other investments	(1,919)	(126)
Maturities and sales of available-for-sale securities and other investments	535	133
Payments made in connection with business acquisitions, net of cash acquired	—	(7)
Proceeds from business divestitures, net	—	475
Net cash (used in) provided by investing activities	(1,717)	48
Cash flows from financing activities:(a)
Short-term borrowings with original maturities less than 90 days, net	202	97
Proceeds from debt, net of issuance costs	892	4
Payment of debt	(87)	(2,188)
Settlement of cash flow hedge	(9)	4
Net transfer of cash and cash equivalents to Hewlett Packard Enterprise Company	—	(10,375)
Net proceeds (payments) related to stock-based award activities	57	32
Repurchase of common stock	(1,412)	(1,161)
Cash dividends paid	(894)	(858)
Net cash used in financing activities	(1,251)	(14,445)
Increase (Decrease) in cash and cash equivalents	709	(11,145)
Cash and cash equivalents at beginning of period	6,288	17,433
Cash and cash equivalents at end of period	$6,997	$6,288

(a)
Pursuant to the adoption of Accounting Standard Update 2016-09 “Improvements to Employee Share-Based Payment Accounting” in Q1 FY17, excess income tax benefit from stock-based compensation expense is no longer separated from operating income tax cash flows and reported as financing activity. In addition, income taxes paid on shares withheld is now required to be presented as financing activity as opposed to operating activity. The change has been adopted including prior comparative periods.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2017	July 31, 2017	October 31, 2016
Net revenue:(a)
Personal Systems	$9,084	$8,404	$8,018
Printing	4,877	4,698	4,558
Corporate Investments	1	2	1
Total segments	13,962	13,104	12,577
Net revenue eliminations and other	(35)	(44)	(65)
Total net revenue	$13,927	$13,060	$12,512

Earnings from continuing operations before taxes:(a)
Personal Systems	$343	$313	$346
Printing	807	813	637
Corporate Investments	(18)	(20)	(32)
Total segment earnings from operations	1,132	1,106	951
Corporate costs and eliminations	(58)	(52)	(39)
Stock-based compensation expense	(55)	(46)	(42)
Restructuring and other charges	(113)	(46)	(49)
Acquisition-related charges	(49)	(40)	(7)
Non-operating retirement-related credits	34	34	28
Defined benefit plan settlement charges	(1)	(1)	(179)
Interest and other, net	(42)	(56)	347
Total earnings from continuing operations before taxes	$848	$899	$1,010

(a)
Effective beginning of Q1 FY17, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2017	2016
Net revenue:(a)
Personal Systems	$33,374	$29,987
Printing	18,801	18,260
Corporate Investments	8	7
Total segments	52,183	48,254
Net revenue eliminations and other	(127)	(16)
Total net revenue	$52,056	$48,238

Earnings from continuing operations before taxes:(a)
Personal Systems	$1,213	$1,150
Printing	3,161	3,128
Corporate Investments	(87)	(98)
Total segment earnings from operations	4,287	4,180
Corporate costs and eliminations	(186)	(188)
Stock-based compensation expense	(224)	(182)
Restructuring and other charges	(362)	(205)
Acquisition-related charges	(125)	(7)
Amortization of intangible assets	(1)	(16)
Non-operating retirement-related credits	135	146
Defined benefit plan settlement charges	(5)	(179)
Interest and other, net	(243)	212
Total earnings from continuing operations before taxes	$3,276	$3,761

(a)
Effective beginning of Q1 FY17, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	October 31, 2017	July 31, 2017	October 31, 2016	Q/Q	Y/Y
Net revenue(a):
Personal Systems
Notebooks	$5,391	$5,008	$4,636	8%	16%
Desktops	2,821	2,566	2,572	10%	10%
Workstations	526	530	489	(1)%	8%
Other	346	300	321	15%	8%
Total Personal Systems	9,084	8,404	8,018	8%	13%
Printing
Supplies	3,132	3,120	2,835	0%	10%
Commercial Hardware	1,119	986	1,107	13%	1%
Consumer Hardware	626	592	616	6%	2%
Total Printing	4,877	4,698	4,558	4%	7%
Corporate Investments	1	2	1	100%	0%
Total segments	13,962	13,104	12,577	7%	11%
Net revenue eliminations and other(b)	(35)	(44)	(65)	NM	NM
Total net revenue	$13,927	$13,060	$12,512	7%	11%

(a)
Effective beginning of Q1 FY17, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,		Change (%)
	2017	2016	Y/Y
Net revenue(a):
Personal Systems
Notebooks	$19,782	$16,982	16%
Desktops	10,298	9,956	3%
Workstations	2,042	1,870	9%
Other	1,252	1,179	6%
Total Personal Systems	33,374	29,987	11%
Printing
Supplies	12,416	11,875	5%
Commercial Hardware	3,973	4,035	(2)%
Consumer Hardware	2,412	2,350	3%
Total Printing	18,801	18,260	3%
Corporate Investments	8	7	14%
Total segments	52,183	48,254	8%
Net revenue eliminations and other(b)	(127)	(16)	NM
Total net revenue	$52,056	$48,238	8%

(a)
Effective beginning of Q1 FY17, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	October 31, 2017	July 31, 2017	October 31, 2016	Q/Q	Y/Y
Segment operating margin:(a)
Personal Systems	3.8%	3.7%	4.3%	0.1pts	(0.5)pts
Printing	16.6%	17.3%	14.0%	(0.7)pts	2.6pts
Corporate Investments(b)	NM	NM	NM	NM	NM
Total segments	8.1%	8.4%	7.6%	(0.3)pts	0.5pts

(a)
Effective beginning of Q1 FY17, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in transfer of a portion of LaserJet printers from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in reclassification of revenues between the Commercial and Consumer business units of Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from continuing operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2017	July 31, 2017	October 31, 2016
Numerator:
GAAP net earnings from continuing operations	$660	$696	$513
Non-GAAP net earnings	$749	$735	$614

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,670	1,681	1,712
Dilutive effect of employee stock plans(a)	17	14	17
Weighted-average shares used to compute diluted net earnings per share	1,687	1,695	1,729

GAAP diluted net earnings per share from continuing operations	$0.39	$0.41	$0.30
Non-GAAP diluted net earnings per share	$0.44	$0.43	$0.36

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2017	2016
Numerator:
GAAP net earnings from continuing operations	$2,526	$2,666
Non-GAAP net earnings	$2,815	$2,787

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,688	1,730
Dilutive effect of employee stock plans(a)	14	13
Weighted-average shares used to compute diluted net earnings per share	1,702	1,743

GAAP diluted net earnings per share from continuing operations	$1.48	$1.53
Non-GAAP diluted net earnings per share	$1.65	$1.60

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations and hedging activities from the comparative period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets and non-operating retirement-related credits/(charges). Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings from continuing operations or diluted net EPS from continuing operations excluding those same charges and net tax indemnifications. In addition, non-GAAP net earnings and non-GAAP diluted net EPS are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the separation of Hewlett Packard Enterprise Company from HP Inc. (the “Separation”). HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination costs and benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•
HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past operating performance.

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from continuing operations, operating margin from continuing operations, net earnings from continuing operations and diluted net EPS from continuing operations. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
Non-operating retirement-related credits/(charges) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related credits/(charges) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and provides better transparency into the segment operating results.

•
As part of the Separation, HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as net tax indemnifications amounts for the quarter. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
HP incurred defined benefit plan settlement charges relating to the U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
As part of the Separation, HP recorded several Separation-related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain Separation-related deferred tax expense.  HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods, as HP’s management does not believe that the excluded items are reflective of ongoing operating results.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations less net capital expenditures. Net capital expenditures is defined as investments in property, plant and equipment less proceeds from the sale of property, plant and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents,

HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes the effect of investment in property, plant and equipment and proceeds from the sale of property, plant and equipment that are not reflected in net cash provided by operating activities, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and unrealized gains/losses on fair value hedges and interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•
Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related credits/(charges), defined benefit plan settlement charges, net tax indemnifications and net valuation allowance, and separation taxes and adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.

•	HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP tax rate, non-GAAP total operating expense, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2017 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.